Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
800-867-9757

Chemical Financial Corporation reports fourth quarter 2018 net income of $73.0 million, representing $1.01 of earnings per diluted average share

DETROIT, MI, January 28, 2019 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2018 fourth quarter net income of $73.0 million, or $1.01 per diluted share, compared to 2018 third quarter net income of $70.4 million, or $0.98 per diluted share, and 2017 fourth quarter net income of $9.4 million, or $0.13 per diluted share. Net income in the fourth quarter of 2017, excluding merger and restructuring expenses, the revaluation of our net deferred tax assets following the signing of the Tax Cuts and Jobs Act in December 2017 and losses on sales of investment securities taken as part of our treasury and tax management objectives (which we collectively refer to herein as "significant items"), a non-GAAP financial measure, was $62.7 million, or $0.87 per diluted share.(1) Net income for the full year 2018 was $284.0 million, or $3.94 per diluted share, compared to $149.5 million, or $2.08 per diluted share for the full year 2017. Net income for the full year 2017, excluding significant items, a non-GAAP financial measure, was $219.6 million, or $3.06 per diluted share.(1) As previously announced, on January 22, 2019, our Board of Directors declared a first quarter of 2019 dividend on our common stock of $0.34 per share. The first quarter of 2019 dividend will be payable on March 15, 2019, to shareholders of record on March 1, 2019.

"We are pleased with our results for the quarter which reflect loan growth fueling our continued trend of increasing net interest income, improvement in our operating efficiency and an increase in net interest margin," noted David T. Provost, Chief Executive Officer of the Corporation and Thomas C. Shafer, Vice Chairman of the Corporation and Chief Executive Office of Chemical Bank. "We fully recognize and have appreciation for the dedicated efforts of our employees who have strengthened our foundation and positioned us for continued growth and sound operating performance in the years to come."

Our return on average assets was 1.39% during the fourth quarter of 2018, compared to 1.37% in the third quarter of 2018, and 0.20% in the fourth quarter of 2017. Our return on average shareholders' equity was 10.4% in the fourth quarter of 2018, compared to 10.2% in the third quarter of 2018 and 1.4% in the fourth quarter of 2017. Our return on average tangible shareholders' equity, a non-GAP financial measure, was 17.8% in the fourth quarter of 2018, compared to 17.5% in the third quarter of 2018, and 2.5% in the fourth quarter of 2017. During the fourth quarter of 2017, our return on average assets and return on average tangible shareholders' equity, excluding significant items, both non-GAAP financial measures, was 1.31% and 16.5%, respectively.(1)

Our net interest income was $163.5 million for the fourth quarter of 2018, $4.0 million, or 2.5%, higher than the third quarter of 2018, and $17.5 million, or 12.0%, higher than the fourth quarter of 2017. The increase in net interest income for the fourth quarter of 2018, compared to both the third quarter of 2018 and the fourth quarter of 2017 was primarily attributable to increases in average balances and yields earned on loans and investment securities, partially offset by an increase in average deposit balances and cost of funds. Fourth quarter 2018 net loan growth was $473.5 million, or an annualized growth rate of 12.8%, and net loan growth over the past twelve months was $1.11 billion, or 7.9%. Our investment securities portfolio grew by $300.7 million in the fourth quarter of 2018, compared to the third quarter of 2018, and $1.01 billion, compared to the fourth quarter of 2017.

Our net interest margin was 3.42% for both the fourth quarter of 2018 and the third quarter of 2018, compared to 3.39% for the fourth quarter of 2017. The net interest margin (fully taxable equivalent (FTE)), a non-GAAP financial measure, increased to 3.49% for the fourth quarter of 2018, compared to 3.48% for the third quarter of 2018, and 3.47% for the fourth quarter of 2017.(1) The increase in our net interest margin (FTE), for the fourth quarter of 2018, compared to both the third quarter of 2018 and the fourth quarter of 2017, was primarily due to increases in average balances and yields earned on loans and investment securities, partially offset by an increase in average interest-bearing deposit balances and cost of funds. Our average cost of funds was 1.03% for the fourth quarter of 2018, compared to 0.88% for the third quarter of 2018, and 0.56% for the fourth quarter of 2017. The average yield on our loan portfolio increased to 4.80% in the fourth quarter of 2018, compared to 4.68% in the third quarter of 2018 and 4.31% in the fourth quarter of 2017. Interest accretion from purchase accounting discounts on acquired loans contributed 23 basis points to our net interest margin (FTE) in both the fourth quarter of 2018 and the third quarter of 2018, compared to 22 basis points in the fourth quarter of 2017.

Our net interest income was $632.3 million for the year ended December 31, 2018, $74.8 million, or 13.4%, higher than the year ended December 31, 2017. The increase in net interest income for the year ended December 31, 2018, compared to the year ended December 31, 2017, was primarily attributable to increases in average balances and yields earned on loans and investments securities, partially offset by increases in average interest-bearing deposit balances and cost of funds. Our average balance of loans outstanding during the year ended December 31, 2018 was up $998.3 million, compared to the prior year. Our net interest margin improved to 3.48% for the year ended 2018, compared to 3.40% for the year ended 2017. Our net interest margin (FTE), a non-GAAP financial measure, increased to 3.53% for the year ended 2018, compared to 3.48% for the year ended 2017.(1)

Our provision for loan losses was $8.9 million for the fourth quarter of 2018, compared to $6.0 million for the third quarter of 2018 and $7.5 million for the fourth quarter of 2017. The higher provision for loan losses for the fourth quarter of 2018, compared to both the third quarter of 2018 and the fourth quarter of 2017, was primarily the result of an increase in originated loan growth. Our provision for loan losses was $30.8 million for the year ended December 31, 2018, compared to $23.3 million for the year ended December 31, 2017, with the increase primarily due to an increase in originated loan growth.

Net loan charge-offs were $3.0 million, or 0.08% of average loans, for the fourth quarter of 2018, compared to $2.0 million, or 0.05% of average loans, for the third quarter of 2018 and $1.4 million, or 0.04% of average loans, for the fourth quarter of 2017. Net loan charge-offs totaled $12.7 million, or 0.09% of average loans, for the year ended December 31, 2018, compared to $9.7 million, or 0.07% of average loans, for the year ended December 31, 2017.

Our nonperforming loans totaled $85.4 million at December 31, 2018, compared to $96.7 million at September 30, 2018 and $63.1 million at December 31, 2017. Nonperforming loans comprised 0.56% of total loans at December 31, 2018, compared to 0.65% at September 30, 2018, and 0.45% at December 31, 2017. The decrease in nonperforming loans as a percentage of total loans at December 31, 2018, compared to September 30, 2018, was primarily due to the fourth quarter of 2018 settlement of a real estate construction loan relationship. The increase in nonperforming loans as a percentage of total loans at December 31, 2018, compared to December 31, 2017, was primarily due to commercial and commercial real estate loan relationships that were downgraded to nonaccrual status during the year ended December 31, 2018. Each nonperforming loan is individually evaluated for impairment and we have either established a specific reserve within our allowance for loan losses or charged the loan relationship down to the value of the underlying collateral.

Our total allowance for loan losses was $110.0 million at December 31, 2018. Our allowance for loan losses on our originated loan portfolio was $109.6 million, or 0.93% of originated loans, at December 31, 2018, compared to $103.1 million, or 0.93% of originated loans, at September 30, 2018 and $91.9 million, or 0.94% of originated loans, at December 31, 2017. Our allowance for loan losses on our originated loan portfolio as a percentage of nonperforming loans was 128.7% at December 31, 2018, compared to 106.6% at September 30, 2018, and 145.6% at December 31, 2017. We recorded all acquired loans at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of December 31, 2018 and September 30, 2018, our allowance for loan losses on our acquired loan portfolio was $420 thousand and $970 thousand, respectively. At December 31, 2017, we determined no allowance was needed for our acquired loan portfolio.

Our noninterest income was $32.0 million for the fourth quarter of 2018, compared to $37.9 million for the third quarter of 2018, and $32.3 million for the fourth quarter of 2017. Noninterest income for the fourth quarter of 2018 was lower than the third quarter of 2018, primarily due to a decrease in net gain on sale of loans and other mortgage banking revenue of $5.9 million due to a detriment to earnings caused by a change in fair value in loan servicing rights and lower production volume, and a decrease in bank-owned life insurance of $0.9 million, partially offset by an increase in electronic banking fees of $0.8 million. Noninterest income in the fourth quarter of 2018 was slightly lower than the fourth quarter of 2017, primarily due to decreases in net gain on sale of loans and other mortgage banking revenue of $3.9 million, service charges and fees on deposit accounts of $1.3 million and other noninterest income of $2.6 million, partially offset by the $7.6 million loss on sale of investment securities incurred in the fourth quarter of 2017, as part of our treasury and tax management objectives. Net gain on sale of loans and other mortgage banking revenue included a $2.8 million detriment to earnings due to a change in fair value in loan servicing rights for the fourth quarter of 2018, compared to a $0.9 million benefit for the third quarter of 2018, and a $13 thousand detriment for the fourth quarter of 2017. The change in fair value in loan servicing rights was a detriment of $0.03 to diluted earnings per share for the fourth quarter of 2018, compared to a benefit of $0.01 for the third quarter of 2018 and no impact for the fourth quarter of 2017.

Our noninterest income was $148.5 million for the year ended December 31, 2018, compared to $144.0 million for the year ended 2017, which increased primarily due to the $7.6 million loss on sale of investment securities incurred in the fourth quarter of 2017 and an increase in net gain on sale of loans and other mortgage banking revenue of $3.0 million for the year ended December 31, 2018, partially offset by a decrease in electronic banking fees of $5.9 million for the year ended December 31, 2018. Net gain on sale of loans and other mortgage banking revenue included a $1.8 million benefit to earnings due to a change in fair value in loan servicing rights for the year ended December 31, 2018, compared to a $6.4 million detriment for the year ended December 31, 2017.

Our operating expenses were $108.4 million for the fourth quarter of 2018, compared to $109.7 million for the third quarter of 2018, and $100.0 million for the fourth quarter of 2017. We had no merger and restructuring expenses during the fourth or third quarters of 2018, compared to $2.6 million for the fourth quarter of 2017. Fourth quarter of 2018 included $5.8 million of impairment related to federal historic tax credits, compared to $3.2 million for the third quarter of 2018 and $6.2 million for the fourth quarter of 2017, included within other operating expense. The fourth quarter of 2018 also included expense related to our efforts to implement upgrades to our core operating systems of $1.6 million, compared to $2.7 million for the third quarter of 2018. Our operating expenses excluding the impact of federal historic tax credits, core operating system conversion expense and merger and restructuring expenses, were $101.0 million for the fourth quarter of 2018, compared to $103.8 million for the third quarter of 2018 and $91.3 million for the fourth quarter of 2017. The $2.8 million decrease for the fourth quarter of 2018 operating expenses excluding the previously noted items, compared to the third quarter of 2018, was primarily due to $0.9 million of early lease termination expense in the third quarter of 2018, which reduced occupancy expense in the fourth quarter of 2018, and decreases in credit-related and other expenses included within other operating expenses. The $9.7 million increase in operating expenses excluding the previously noted items, compared to the fourth quarter of 2017, was primarily due to an increase in salaries, wages and employee benefits impacted by increases in staff to support our strategic focus on commercial lending growth and an increase in outside processing and service fees due to the substantial enhancements to our core operating systems.

Our operating expenses were $424.2 million for the year ended December 31, 2018, compared to $422.0 million for the year ended 2017. We had no merger and restructuring expenses during the year ended December 31, 2018, compared to $28.4 million for 2017. The year ended December 31, 2018 included $12.3 million of impairment related to federal historic tax credits, compared to $9.3 million for 2017. The year ended December 31, 2018 also included expense related to our efforts to implement upgrades to our core operating systems of $8.5 million. Operating expenses, excluding the impact of federal historic tax credits, core operation system conversion expense and merger and restructuring expenses, were $403.4 million for the year ended December 31, 2018, an increase of $19.1 million compared to the year ended 2017, primarily due to an increase in salaries, wages and employee benefits impacted by increases in staff to support our strategic focus on commercial lending growth and an increase in outside processing and service fees due to the substantial enhancements to our core operating systems.

Our efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. Our efficiency ratio was 55.4% for the fourth quarter of 2018, compared to 55.6% for the third quarter of 2018 and 56.1% for the fourth quarter of 2017. Our efficiency ratio was 54.3% for the year ended December 31, 2018 and 60.1% for the year ended 2017. Our adjusted efficiency ratio, a non-GAAP financial measure, which excludes, as applicable, significant items, amortization of intangibles, impairment of income tax credits, the net interest income FTE adjustment, the change in fair value on loan servicing rights, and losses/gains from sale of investment securities, was 50.4% for the fourth quarter of 2018, compared to 52.8% for the third quarter of 2018 and 47.4% for the fourth quarter of 2017.(1) Our adjusted efficiency ratio was 51.5% for the year ended December 31, 2018 and 51.9% for the year ended 2017.(1)

Our effective tax rate was 6.6% for the fourth quarter of 2018, compared to 13.8% for the third quarter of 2018 and 86.6% for the fourth quarter of 2017. Our tax rates for periods during 2018 benefited from the enactment of the Tax Cuts and Jobs Act which reduced the federal corporate tax rate to 21% effective January 1, 2018. The tax rate for each period benefited from federal historic tax credits of $6.2 million for the fourth quarter of 2018, $3.2 million for the third quarter of 2018 and $6.2 million for the fourth quarter of 2017. The income tax benefit from the tax credits placed into service was partially offset by the impairment recorded on the same tax credits included within other operating expenses. The effective tax rate for the fourth quarter of 2018 also benefited from adjustments to our tax provisional amounts related to the one year measurement period provided by Staff Accounting Bulletin No. 118 in order to finalize items that were not available in the enactment period associated with the passing of the Tax Cuts and Jobs Act and by certain changes in estimates associated with the filing of our final 2017 tax return. The fourth quarter of 2017 was also impacted by the $46.7 million charge to income tax expense as a result of the revaluation of our net deferred tax assets. The effective tax rate for the year ended December 31, 2018 was 12.9%, compared to 41.7% for the year ended 2017. The tax rate for each period benefited from federal historic tax credits of $12.9 million in the year ended December 31, 2018 and $9.3 million for the year ended December 31, 2017.

Our total assets were $21.50 billion at December 31, 2018, compared to $20.91 billion at September 30, 2018, and $19.28 billion at December 31, 2017. The increase in our total assets during both the fourth quarter of 2018 and the year ended December 31, 2018 was primarily attributable to net loan growth and additions to our investment securities portfolio.

Our total loans were $15.27 billion at December 31, 2018, an increase of $473.5 million, or 3.2%, from total loans of $14.80 billion at September 30, 2018, and an increase of $1.11 billion, or 7.9%, from total loans of $14.16 billion at December 31, 2017. We experienced originated loan growth of $699.3 million in the fourth quarter of 2018, compared to $448.9 million in the third quarter of 2018, and $591.3 million in the fourth quarter of 2017. Growth in our originated loan portfolio was partially offset by run-off in our acquired loan portfolio of $225.8 million in the fourth quarter of 2018, compared to $232.4 million in the third quarter of 2018, and $269.4 million in the fourth quarter of 2017. We experienced originated loan growth of $2.10 billion for the year ended December 31, 2018, partially offset by run-off in our acquired loan portfolio of $982.8 million.

Our investment securities portfolio totaled $3.65 billion at December 31, 2018, an increase of $300.7 million, from $3.35 billion at September 30, 2018, and an increase of $1.01 billion, from $2.64 billion at December 31, 2017. The increase in both the fourth quarter of 2018 and the year ended December 31, 2018 reflects our long-term plan to increase our investment securities portfolio as a percentage of total assets.

Our total deposits were $15.59 billion at December 31, 2018, compared to $15.44 billion at September 30, 2018, and $13.64 billion at December 31, 2017. The increase in deposits during the fourth quarter of 2018 was due to an increase in customer deposits of $78.3 million driven by interest-bearing demand and other time deposit accounts and an increase in brokered deposits of $70.2 million. The increase in deposits during the year ended December 31, 2018 was primarily due to increases of $1.42 billion in customer deposits, with increases across all categories, and $532.3 million in brokered deposits. Collateralized customer deposits were $382.7 million at December 31, 2018, compared to $377.5 million at September 30, 2018, and $415.2 million at December 31, 2017. Loans as a percentage of deposits plus collateralized customer deposits were 95.6% at December 31, 2018, compared to 93.5% at September 30, 2018 and 100.7% at December 31, 2017.

Our short-term borrowings were $2.04 billion at December 31, 2018, compared to $1.67 billion at September 30, 2018, and $2.00 billion at December 31, 2017. Our short-term borrowings include short-term FHLB advances that we used to fund our short-term liquidity needs. Our long-term borrowings were $426.0 million at December 31, 2018, compared to $431.0 million at September 30, 2018, and $372.9 million at December 31, 2017.

Our shareholders' equity to total assets ratio was 13.2% at December 31, 2018, compared to 13.3% at September 30, 2018, and 13.8% at December 31, 2017. Our tangible shareholders' equity to assets ratio, a non-GAAP financial measure, and total risk-based capital ratio, were 8.3% and 11.5% (estimated), respectively, at December 31, 2018, compared to 8.3% and 11.7%, respectively, at September 30, 2018, and 8.3% and 11.0%, respectively, at December 31, 2017.(1) Our book value was $39.69 per share at December 31, 2018, compared to $39.04 per share at September 30, 2018 and $37.48 per share at December 31, 2017. Our tangible book value, a non-GAAP financial measure, was $23.54 per share at December 31, 2018, compared to $22.87 per share at September 30, 2018, and $21.21 per share at December 31, 2017.(1)

(1) Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Subsequent Event

As announced and further described in a separate press release issued by Chemical today, Chemical and TCF Financial Corporation have entered into a merger agreement under which the companies will combine in an all stock merger of equals transaction.

Conference Call Details

In light of today's announcement that Chemical has entered into a merger agreement with TCF Financial Corporation ("TCF"), Chemical has canceled its live conference webcast to review fourth quarter 2018 financial results that was scheduled for Tuesday, January 29, 2019 at 10:30 am ET. Instead, Chemical and TCF will jointly host a live conference call and webcast today at 10:00 am ET to discuss the merger and Chemical will also discuss its fourth quarter 2018 financial results. To listen to the live call, please dial 888-378-4398 and enter 575396 for the conference ID. The webcast of the conference call, along with related slides, will be accessible through Chemical's and TCF's websites as well as through the joint transaction website www.PremierMidwestBank.com. The conference call will also be available for replay through TCF's and Chemical's websites.

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 212 banking offices located in Michigan, northeast Ohio and northern Indiana. At December 31, 2018, the Corporation had total consolidated assets of $21.50 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the "Investor Info" section of our website at www.chemicalbank.com.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders' equity and return on average tangible shareholders' equity (each excluding significant items), tangible book value per share, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio.

These non-GAAP financial measures have been included we believe they are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.

Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our belief that we are positioned for continued growth and strong operating performance. Words and phrases such as “anticipates,” “believes,” “plans,” “continue,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “is likely,” “judgment,” “look ahead,” “look forward,” “on schedule,” “opinion,” “opportunity,” “potential,” “predicts,” “probable,” “projects,” “should,” “strategic,” “trend,” “will,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements.

Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and loan servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	our ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry;

•	operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018;

•	our ability to grow deposits;

•	our inability to execute on our strategy to expand investments and commercial lending;

•	our inability to efficiently manage our operating expenses;

•
economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values;

•	a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results;

•	increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses;

•	increases in competitive pressure in the banking and financial services industry;

•	the timing of when historic tax credits are placed into service could impact operating expenses;

•	current or future restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;

•	legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us;

•
changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate; and

•
the risks, uncertainties and assumptions set forth under the heading "Cautionary Note Regarding Forward-Looking Statements" in the joint press release issued by Chemical and TCF on the date hereof with respect to the proposed merger transaction between Chemical and TCF.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents:
Cash and cash due from banks	$228,527	$285,605	$226,003
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	267,312	379,158	229,988
Total cash and cash equivalents	495,839	664,763	455,991
Investment securities:
Carried at fair value	3,021,832	2,736,880	1,963,546
Held-to-maturity	624,099	608,367	677,093
Total investment securities	3,645,931	3,345,247	2,640,639
Loans held-for-sale	85,030	93,736	52,133
Loans:
Total loans	15,269,779	14,796,252	14,155,267
Allowance for loan losses	(109,984)	(104,041)	(91,887)
Net loans	15,159,795	14,692,211	14,063,380
Premises and equipment	123,442	123,305	126,896
Loan servicing rights	71,013	72,707	63,841
Goodwill	1,134,568	1,134,568	1,134,568
Other intangible assets	28,556	29,981	34,271
Interest receivable and other assets	754,167	748,971	709,154
Total Assets	$21,498,341	$20,905,489	$19,280,873
Liabilities
Deposits:
Noninterest-bearing	$3,809,252	$4,015,323	$3,725,779
Interest-bearing	11,784,030	11,429,529	9,917,024
Total deposits	15,593,282	15,444,852	13,642,803
Collateralized customer deposits	382,687	377,471	415,236
Short-term borrowings	2,035,000	1,670,000	2,000,000
Long-term borrowings	426,002	430,971	372,882
Interest payable and other liabilities	225,110	193,271	181,203
Total liabilities	18,662,081	18,116,565	16,612,124
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	71,460	71,438	71,207
Additional paid-in capital	2,209,761	2,207,631	2,203,637
Retained earnings	616,149	567,510	419,403
Accumulated other comprehensive loss	(61,110)	(57,655)	(25,498)
Total shareholders' equity	2,836,260	2,788,924	2,668,749
Total Liabilities and Shareholders' Equity	$21,498,341	$20,905,489	$19,280,873

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest Income
Interest and fees on loans	$180,983	$172,686	$150,558	$675,875	$573,128
Interest on investment securities:
Taxable	18,746	16,360	10,289	62,231	31,496
Tax-exempt	6,554	6,178	5,105	24,286	18,343
Dividends on nonmarketable equity securities	2,419	1,368	2,018	7,877	4,924
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,401	1,785	1,192	5,727	4,244
Total interest income	210,103	198,377	169,162	775,996	632,135
Interest Expense
Interest on deposits	34,106	27,250	14,303	96,980	46,727
Interest on collateralized customer deposits	721	721	461	2,607	1,269
Interest on short-term borrowings	9,426	9,510	6,952	37,510	19,052
Interest on long-term borrowings	2,398	1,415	1,541	6,566	7,509
Total interest expense	46,651	38,896	23,257	143,663	74,557
Net Interest Income	163,452	159,481	145,905	632,333	557,578
Provision for loan losses	8,894	6,028	7,522	30,750	23,300
Net interest income after provision for loan losses	154,558	153,453	138,383	601,583	534,278
Noninterest Income
Service charges and fees on deposit accounts	8,654	9,319	9,994	37,097	38,367
Wealth management revenue	6,457	6,040	6,539	25,996	25,512
Other charges and fees for customer services	6,506	5,349	6,601	21,437	29,405
Net gain on sale of loans and other mortgage banking revenue	3,977	9,837	7,925	35,193	32,205
Gain (loss) on sale of investment securities	221	—	(7,556)	224	(7,388)
Other	6,232	7,372	8,816	28,589	25,918
Total noninterest income	32,047	37,917	32,319	148,536	144,019
Operating Expenses
Salaries, wages and employee benefits	56,828	56,894	47,363	225,427	212,094
Occupancy	7,360	8,620	7,546	31,670	30,554
Equipment and software	7,641	8,185	8,000	31,761	32,248
Outside processing and service fees	11,698	12,660	9,081	45,387	35,142
Merger expenses	—	—	1,511	—	8,522
Restructuring expenses	—	—	1,056	—	19,880
Other	24,839	23,302	25,465	89,953	83,554
Total operating expenses	108,366	109,661	100,022	424,198	421,994
Income before income taxes	78,239	81,709	70,680	325,921	256,303
Income tax expense	5,200	11,312	61,234	41,901	106,780
Net Income	$73,039	$70,397	$9,446	$284,020	$149,523
Earnings Per Common Share:
Weighted average common shares outstanding-basic	71,445	71,385	71,095	71,385	70,865
Weighted average common shares outstanding-diluted	72,079	72,087	71,682	72,025	71,513
Basic earnings per common share	$1.02	$0.99	$0.13	$3.98	$2.11
Diluted earnings per common share	$1.01	$0.98	$0.13	$3.94	$2.08
Diluted earnings per common share, excluding significant items (non-GAAP)	$1.01	$0.98	$0.87	$3.94	$3.06
Cash Dividends Declared Per Common Share	$0.34	$0.34	$0.28	$1.24	$1.10
Key Ratios (annualized where applicable):
Return on average assets	1.39%	1.37%	0.20%	1.41%	0.81%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.8%	17.5%	16.5%	17.9%	14.9%
Net interest margin (FTE) (non-GAAP)	3.49%	3.48%	3.47%	3.53%	3.48%
Efficiency ratio - GAAP	55.4%	55.6%	56.1%	54.3%	60.1%
Efficiency ratio - adjusted (non-GAAP)	50.4%	52.8%	47.4%	51.5%	51.9%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Summary of Operations
Interest income	$210,103	$198,377	$189,582	$177,934	$169,162	$164,944	$155,133	$142,896
Interest expense	46,651	38,896	32,045	26,071	23,257	21,316	17,185	12,799
Net interest income	163,452	159,481	157,537	151,863	145,905	143,628	137,948	130,097
Provision for loan losses	8,894	6,028	9,572	6,256	7,522	5,499	6,229	4,050
Net interest income after provision for loan losses	154,558	153,453	147,965	145,607	138,383	138,129	131,719	126,047
Noninterest income	32,047	37,917	38,018	40,554	32,319	32,122	41,568	38,010
Operating expenses, excluding merger and restructuring expenses and impairment of income tax credits (non-GAAP)	102,594	106,499	102,845	99,976	91,298	95,241	97,772	100,029
Merger and restructuring expenses	—	—	—	—	2,567	21,203	465	4,167
Impairment of income tax credits	5,772	3,162	1,716	1,634	6,157	3,095	—	—
Income before income taxes	78,239	81,709	81,422	84,551	70,680	50,712	75,050	59,861
Income tax expense	5,200	11,312	12,434	12,955	61,234	10,253	23,036	12,257
Net income	$73,039	$70,397	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604
Significant items, net of tax	—	—	—	—	53,240	13,782	302	2,709
Net income, excluding significant items	$73,039	$70,397	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313

Per Common Share Data
Net income:
Basic	$1.02	$0.99	$0.97	$1.01	$0.13	$0.57	$0.73	$0.67
Diluted	1.01	0.98	0.96	0.99	0.13	0.56	0.73	0.67
Diluted, excluding significant items (non-GAAP)	1.01	0.98	0.96	0.99	0.87	0.76	0.73	0.70
Cash dividends declared	0.34	0.34	0.28	0.28	0.28	0.28	0.27	0.27
Book value - period-end	39.69	39.04	38.52	37.91	37.48	37.57	37.11	36.56
Tangible book value - period-end (non-GAAP)	23.54	22.87	22.33	21.68	21.21	21.36	20.89	20.32
Market value - period-end	36.61	53.40	55.67	54.68	53.47	52.26	48.41	51.15

Key Ratios (annualized where applicable)
Net interest margin (FTE) (non-GAAP)	3.49%	3.48%	3.59%	3.56%	3.47%	3.48%	3.48%	3.49%
Efficiency ratio - adjusted (non-GAAP)	50.4%	52.8%	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%
Return on average assets	1.39%	1.37%	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%
Return on average assets, excluding significant items (non-GAAP)	1.39%	1.37%	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%
Return on average shareholders' equity	10.4%	10.2%	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%
Return on average tangible shareholders' equity (non-GAAP)	17.8%	17.5%	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.8%	17.5%	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%
Average shareholders' equity as a percent of average assets	13.4%	13.5%	13.6%	13.7%	13.9%	14.0%	14.3%	14.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.3%	8.3%	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%
Total risk-based capital ratio (1)	11.5%	11.7%	11.4%	11.2%	11.0%	11.2%	11.1%	11.4%
(1) Estimated at December 31, 2018.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$15,058,271	$181,765	4.80%	$14,740,445	$173,453	4.68%	$13,954,366	$151,413	4.31%
Taxable investment securities	2,399,177	18,746	3.13	2,187,644	16,360	2.99	1,715,494	10,289	2.40
Tax-exempt investment securities(1)	1,075,377	8,286	3.08	1,038,301	7,797	3.00	981,299	7,830	3.19
Other interest-earning assets	193,333	2,419	4.97	193,350	1,368	2.81	180,098	2,018	4.45
Interest-bearing deposits with the FRB and other banks and federal funds sold	230,142	1,401	2.41	330,940	1,785	2.14	307,028	1,192	1.54
Total interest-earning assets	18,956,300	212,617	4.46	18,490,680	200,763	4.32	17,138,285	172,742	4.01
Less: allowance for loan losses	(105,767)			(101,689)			(86,521)
Other assets:
Cash and cash due from banks	191,985			223,038			239,307
Premises and equipment	123,993			125,153			138,880
Interest receivable and other assets	1,789,195			1,764,041			1,777,479
Total assets	$20,955,706			$20,501,223			$19,207,430
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$3,072,237	$4,791	0.62%	$2,705,746	$2,836	0.42%	$2,709,033	$1,242	0.18%
Savings deposits	4,436,212	10,209	0.91	4,378,620	8,417	0.76	4,023,075	4,296	0.42
Time deposits	4,029,519	19,106	1.88	3,846,857	15,997	1.65	3,136,655	8,765	1.11
Collateralized customer deposits	383,457	721	0.75	374,833	721	0.76	408,962	461	0.45
Short-term borrowings	1,693,750	9,426	2.21	1,885,741	9,510	2.00	1,957,609	6,952	1.41
Long-term borrowings	428,425	2,398	2.22	341,282	1,415	1.65	383,739	1,541	1.67
Total interest-bearing liabilities	14,043,600	46,651	1.32	13,533,079	38,896	1.14	12,619,073	23,257	0.73
Noninterest-bearing deposits	3,892,517	—	—	4,004,433	—	—	3,734,650	—	—
Total deposits and borrowed funds	17,936,117	46,651	1.03	17,537,512	38,896	0.88	16,353,723	23,257	0.56
Interest payable and other liabilities	221,091			194,610			177,678
Shareholders' equity	2,798,498			2,769,101			2,676,029
Total liabilities and shareholders' equity	$20,955,706			$20,501,223			$19,207,430
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.14%			3.18%			3.28%
Net Interest Income (FTE)		$165,966			$161,867			$149,485
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.49%			3.48%			3.47%
Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$165,966			$161,867			$149,485
Adjustments for taxable equivalent interest(1):
Loans		(782)			(767)			(855)
Tax-exempt investment securities		(1,732)			(1,619)			(2,725)
Total taxable equivalent interest adjustments		(2,514)			(2,386)			(3,580)
Net interest income (GAAP)		$163,452			$159,481			$145,905
Net interest margin (GAAP)		3.42%			3.42%			3.39%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the three month periods ending in 2018 and 35% for the three months ended December 31, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Year Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$14,605,963	$678,911	4.65%	$13,607,683	$576,429	4.24%
Taxable investment securities	2,098,894	62,231	2.96	1,431,167	31,496	2.20
Tax-exempt investment securities(1)	1,036,269	30,708	2.96	905,831	28,120	3.10
Other interest-earning assets	189,153	7,877	4.16	157,738	4,924	3.12
Interest-bearing deposits with the FRB and other banks and federal funds sold	263,210	5,727	2.18	298,006	4,244	1.42
Total interest-earning assets	18,193,489	785,454	4.32	16,400,425	645,213	3.93
Less: allowance for loan losses	(99,152)			(82,644)
Other assets:
Cash and cash due from banks	215,284			235,621
Premises and equipment	125,606			144,114
Interest receivable and other assets	1,765,303			1,767,640
Total assets	$20,200,530			$18,465,156
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,786,138	$10,029	0.36%	$2,753,294	$4,870	0.18%
Savings deposits	4,246,063	29,636	0.70	3,940,499	13,049	0.33
Time deposits	3,654,470	57,315	1.57	3,014,302	28,808	0.96
Collateralized customer deposits	391,703	2,607	0.67	366,828	1,269	0.35
Short-term borrowings	1,970,009	37,510	1.90	1,612,123	19,052	1.18
Long-term borrowings	369,910	6,566	1.77	455,246	7,509	1.67
Total interest-bearing liabilities	13,418,293	143,663	1.07	12,142,292	74,557	0.61
Noninterest-bearing deposits	3,845,773	—	—	3,547,271	—	—
Total deposits and borrowed funds	17,264,066	143,663	0.83	15,689,563	74,557	0.48
Interest payable and other liabilities	196,065			147,731
Shareholders' equity	2,740,399			2,627,862
Total liabilities and shareholders' equity	$20,200,530			$18,465,156
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.25%			3.32%
Net Interest Income (FTE)		$641,791			$570,656
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.53%			3.48%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$641,791			$570,656
Adjustments for taxable equivalent interest(1):
Loans		(3,036)			(3,301)
Tax-exempt investment securities		(6,422)			(9,777)
Total taxable equivalent interest adjustments		(9,458)			(13,078)
Net interest income (GAAP)		$632,333			$557,578
Net interest margin (GAAP)		3.48%			3.40%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the year ended December 31, 2018 and 35% for the year ended December 31, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Noninterest income
Service charges and fees on deposit accounts	$8,654	$9,319	$9,690	$9,434	$9,994	$9,874	$9,667	$8,832
Wealth management revenue	6,457	6,040	7,188	6,311	6,539	6,188	6,958	5,827
Other fees for customer services(1)	1,379	1,067	1,050	1,164	1,535	1,841	1,793	1,590
Electronic banking fees(1)	5,127	4,282	3,749	3,619	5,066	4,056	7,051	6,473
Net gain on sale of loans and other mortgage banking revenue(2)	6,804	8,905	8,874	8,783	7,938	9,282	11,681	9,679
Change in fair value in loan servicing rights(2)	(2,827)	932	(30)	3,752	(13)	(4,041)	(1,802)	(519)
Gain (loss) on sale of investment securities	221	—	3	—	(7,556)	1	77	90
Bank-owned life insurance(3)	273	1,167	1,669	891	1,377	1,124	1,106	1,211
Other(3)	5,959	6,205	5,825	6,600	7,439	3,797	5,037	4,827
Total noninterest income	$32,047	$37,917	$38,018	$40,554	$32,319	$32,122	$41,568	$38,010

(1)	Included within the line item "Other charges and fees for customers services" in the Consolidated Statements of Income.

(2)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

(3)	Included within the line item "Other" noninterest income in the Consolidated Statements of Income.

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Operating expenses
Salaries and wages(1)	$48,486	$49,182	$47,810	$45,644	$41,866	$44,641	$44,959	$48,526
Employee benefits(1)	8,342	7,712	8,338	9,913	5,497	7,949	7,288	11,368
Occupancy	7,360	8,620	7,679	8,011	7,546	6,871	8,745	7,392
Equipment and software	7,641	8,185	8,276	7,659	8,000	7,582	8,149	8,517
Outside processing and service fees	11,698	12,660	10,673	10,356	9,081	9,626	8,924	7,511
FDIC insurance premiums(2)	3,583	4,823	4,473	5,629	4,556	2,768	2,460	1,406
Professional fees(2)	3,758	3,399	3,004	2,458	3,483	3,489	2,567	1,968
Intangible asset amortization(2)	1,426	1,426	1,425	1,439	1,525	1,526	1,525	1,513
Credit-related expenses(2)	829	1,239	1,467	1,306	803	1,874	1,895	1,200
Merger expenses	—	—	—	—	1,511	2,379	465	4,167
Restructuring expenses	—	—	—	—	1,056	18,824	—	—
Impairment of income tax credit(2)	5,772	3,162	1,716	1,634	6,157	3,095	—	—
Other(2)	9,471	9,253	9,700	7,561	8,941	8,915	11,260	10,628
Total operating expenses	$108,366	$109,661	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196

(1)	Included within the line item "Salaries, wages and employee benefits" in the Consolidated Statements of Income.

(2)	Included within the line item "Other" operating expenses in the Consolidated Statements of Income.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	Dec 31, 2018	Sep 30, 2018	Loan Growth - Three Months Ended Dec 31, 2018(1)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Loan Growth - Year Ended Dec 31, 2018

Composition of Loans
Commercial loan portfolio:
Commercial	$4,002,568	$3,719,922	30.4%	$3,576,438	$3,427,285	$3,385,642	18.2%
Commercial real estate:
Owner-occupied	2,059,557	1,897,934	34.1	1,863,563	1,832,824	1,813,562	13.6
Non-owner occupied	2,785,020	2,739,700	6.6	2,728,103	2,680,801	2,606,761	6.8
Vacant land	67,510	73,987	(35.0)	79,606	74,751	80,347	(16.0)
Total commercial real estate	4,912,087	4,711,621	17.0	4,671,272	4,588,376	4,500,670	9.1
Real estate construction	597,212	622,147	(16.0)	618,985	559,780	574,215	4.0
Subtotal - commercial loans	9,511,867	9,053,690	20.2	8,866,695	8,575,441	8,460,527	12.4
Consumer loan portfolio:
Residential mortgage	3,458,666	3,391,987	7.9	3,325,277	3,264,620	3,252,487	6.3
Consumer installment	1,521,074	1,560,265	(10.0)	1,587,327	1,572,240	1,613,008	(5.7)
Home equity	778,172	790,310	(6.1)	800,394	806,446	829,245	(6.2)
Subtotal - consumer loans	5,757,912	5,742,562	1.1	5,712,998	5,643,306	5,694,740	1.1
Total loans	$15,269,779	$14,796,252	12.8%	$14,579,693	$14,218,747	$14,155,267	7.9%

(1)	Annualized.

	Dec 31, 2018	Sep 30, 2018	Deposit Growth - Three Months Ended Dec 31, 2018(1)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Deposit Growth - Twelve Months Ended Dec 31, 2018

Composition of Deposits
Noninterest-bearing demand	$3,809,252	$4,015,323	(20.5)%	$3,894,259	$3,801,125	$3,725,779	2.2%
Savings and money market accounts	4,092,082	4,220,658	(12.2)	3,841,540	3,774,975	3,655,671	11.9
Interest-bearing demand	3,316,278	3,037,289	36.7	2,514,232	2,701,055	2,724,415	21.7
Brokered deposits	985,522	915,348	30.7	1,087,959	651,846	453,227	117.4
Other time deposits	3,390,147	3,256,234	16.5	3,213,546	3,038,816	3,083,711	9.9
Total deposits	$15,593,281	$15,444,852	3.8%	$14,551,536	$13,967,817	$13,642,803	14.3%

(1)	Annualized.

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,134,568
Loan servicing rights	71,013	72,707	70,364	68,837	63,841
Core deposit intangibles (CDI)	28,556	29,981	31,407	32,833	34,259
Noncompete agreements	—	—	—	—	13

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Nonperforming Assets
Nonperforming Loans(1):
Nonaccrual loans:
Commercial	$30,139	$25,328	$20,741	$20,000	$19,691	$15,648	$18,773	$16,717
Commercial real estate:
Owner-occupied	16,056	14,936	16,103	19,855	19,070	16,295	11,683	12,575
Non-owner occupied	23,021	8,991	9,168	5,489	5,270	4,361	3,600	3,793
Vacant land	3,337	4,711	3,135	4,829	5,205	4,494	4,440	4,460
Total commercial real estate	42,414	28,638	28,406	30,173	29,545	25,150	19,723	20,828
Real estate construction	12	28,477	5,704	77	77	78	56	79
Residential mortgage	7,988	9,611	7,974	7,621	8,635	8,646	7,714	6,749
Consumer installment	1,276	1,350	945	922	842	875	757	755
Home equity	3,604	3,269	2,972	3,039	4,305	3,908	3,871	2,713
Total nonaccrual loans(1)	85,433	96,673	66,742	61,832	63,095	54,305	50,894	47,841
Other real estate and repossessed assets	6,256	6,584	5,828	7,719	8,807	10,605	14,582	16,395
Total nonperforming assets	$91,689	$103,257	$72,570	$69,551	$71,902	$64,910	$65,476	$64,236
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$—	$632	$472	$322	$—	$3,521	$58	$1,823
Commercial real estate:
Owner-occupied	52	47	461	—	—	144	—	700
Non-owner occupied	887	—	—	—	13	—	—	—
Vacant land	—	—	16	—	—	—	262	—
Total commercial real estate	939	47	477	—	13	144	262	700
Real estate construction	—	38	—	—	—	—	—	—
Home equity	488	475	713	913	1,364	2,367	2,026	1,169
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$1,427	$1,192	$1,662	$1,235	$1,377	$6,032	$2,346	$3,692

(1)
Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

									Year Ended
	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Dec 31, 2018	Dec 31, 2017
Allowance for loan losses - originated portfolio
Allowance for loan losses - beginning of period	$103,071	$100,015	$94,762	$91,887	$85,181	$83,797	$78,774	$78,268	$91,887	$78,268
Provision for loan losses	9,444	5,058	9,572	6,256	8,101	4,920	6,229	4,050	30,330	23,300
Net loan charge-offs:
Commercial	(627)	(564)	(517)	(1,252)	(613)	(2,348)	(239)	(1,999)	(2,960)	(5,199)
Commercial real estate:
Owner-occupied	(153)	255	(1,656)	341	(232)	(170)	(173)	725	(1,213)	150
Non-owner occupied	(544)	392	92	(456)	748	(7)	(35)	21	(516)	727
Vacant land	—	2	(921)	(448)	267	3	3	(16)	(1,367)	257
Total commercial real estate	(697)	649	(2,485)	(563)	783	(174)	(205)	730	(3,096)	1,134
Real estate construction	—	—	—	26	(1)	—	—	(9)	26	(10)
Residential mortgage	(243)	(773)	(88)	(53)	(142)	(44)	19	(567)	(1,157)	(734)
Consumer installment	(1,293)	(1,410)	(994)	(997)	(1,318)	(857)	(747)	(1,310)	(4,694)	(4,232)
Home equity	(91)	96	(235)	(542)	(104)	(113)	(34)	(389)	(772)	(640)
Net loan charge-offs	(2,951)	(2,002)	(4,319)	(3,381)	(1,395)	(3,536)	(1,206)	(3,544)	(12,653)	(9,681)
Allowance for loan losses - end of period	109,564	103,071	100,015	94,762	91,887	85,181	83,797	78,774	109,564	91,887
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	970	—	—	—	579	—	—	—	—	—
Provision for loan losses	(550)	970	—	—	(579)	579	—	—	420	—
Allowance for loan losses - end of period	420	970	—	—	—	579	—	—	420	—
Total allowance for loan losses	$109,984	$104,041	$100,015	$94,762	$91,887	$85,760	$83,797	$78,774	$109,984	$91,887
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.08%	0.05%	0.12%	0.10%	0.04%	0.10%	0.04%	0.11%	0.09%	0.07%

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

Originated loans	$11,844,756	$11,145,442	$10,696,533	$10,012,516	$9,747,429
Acquired loans	3,425,023	3,650,810	3,883,160	4,206,231	4,407,838
Total loans	$15,269,779	$14,796,252	$14,579,693	$14,218,747	$14,155,267

Allowance for loan losses, originated portfolio, as a percent of:
Total originated loans	0.93%	0.93%	0.94%	0.95%	0.94%
Nonperforming loans	128.2%	106.6%	149.9%	153.3%	145.6%
Credit mark as a percent of unpaid principal balance on acquired loans	1.7%	1.7%	1.8%	1.8%	2.4%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Year Ended
									Dec 31, 2018	Dec 31, 2017
Non-GAAP Operating Results
Net Income
Net income, as reported	$73,039	$70,397	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604	$284,020	$149,523
Merger and restructuring expenses	—	—	—	—	2,567	21,203	465	4,167	—	28,402
Losses on sales of investment securities(1)	—	—	—	—	7,556	—	—	—	—	7,556
Significant items	—	—	—	—	10,123	21,203	465	4,167	—	35,958
Income tax benefit (2)	—	—	—	—	(3,543)	(7,421)	(163)	(1,458)	—	(12,585)
Revaluation of net deferred tax assets	—	—	—	—	46,660	—	—	—	—	46,660
Significant items, net of tax	—	—	—	—	53,240	13,782	302	2,709	—	70,033
Net income, excluding significant items	$73,039	$70,397	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313	$284,020	$219,556
Diluted Earnings Per Share
Diluted earnings per share, as reported	$1.01	$0.98	$0.96	$0.99	$0.13	$0.56	$0.73	$0.67	$3.94	$2.08
Effect of significant items, net of tax	—	—	—	—	0.74	0.20	—	0.03	—	0.98
Diluted earnings per share, excluding significant items	$1.01	$0.98	$0.96	$0.99	$0.87	$0.76	$0.73	$0.70	$3.94	$3.06
Return on Average Assets
Return on average assets, as reported	1.39%	1.37%	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%	1.41%	0.81%
Effect of significant items, net of tax	—	—	—	—	1.11	0.29	0.01	0.06	—	0.38
Return on average assets, excluding significant items	1.39%	1.37%	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%	1.41%	1.19%
Return on Average Shareholders' Equity
Return on average shareholders' equity	10.4%	10.2%	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%	10.4%	5.7%
Effect of significant items, net of tax	—	—	—	—	8.0	2.1	—	0.4	—	2.7
Return on average shareholders' equity, excluding significant items	10.4%	10.2%	10.2%	10.7%	9.4%	8.2%	8.0%	7.8%	10.4%	8.4%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity, as reported	$2,798,498	$2,769,101	$2,707,346	$2,668,325	$2,676,029	$2,643,233	$2,606,517	$2,584,501	$2,740,399	$2,627,862
Average goodwill, CDI and noncompete agreements, net of tax	1,154,469	1,155,679	1,156,877	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177	1,156,371	1,155,734
Average tangible shareholders' equity	1,644,029	1,613,422	1,550,469	1,510,241	1,519,907	1,489,839	1,452,288	1,429,324	1,584,028	1,472,128
Return on average tangible shareholders' equity	17.8%	17.5%	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%	17.9%	10.2%
Effect of significant items, net of tax	—	—	—	—	14.0	3.7	0.1	0.8	—	4.7
Return on average tangible shareholders' equity, excluding significant items	17.8%	17.5%	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%	17.9%	14.9%

(1)	Represents losses on sales of investment securities in the fourth quarter of 2017 as part of our treasury and tax management objectives.

(2)	Assumes merger and restructuring expenses and other significant items are deductible at an income tax rate of 35% for each period during 2017.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Year Ended
									Dec 31, 2018	Dec 31, 2017
Efficiency Ratio
Net interest income	$163,452	$159,481	$157,537	$151,863	$145,905	$143,628	$137,948	$130,097	$632,333	$557,578
Noninterest income	32,047	37,917	38,018	40,554	32,319	32,122	41,568	38,010	148,536	144,019
Total revenue - GAAP	195,499	197,398	195,555	192,417	178,224	175,750	179,516	168,107	780,869	701,597
Net interest income FTE adjustment	2,514	2,386	2,331	2,227	3,580	3,260	3,169	3,068	9,458	13,077
Loan servicing rights change in fair value (gains)losses	2,827	(932)	30	(3,752)	13	4,041	1,802	519	(1,827)	6,375
Losses (gains) from sale of investment securities	(221)	—	(3)	—	7,556	(1)	(77)	(90)	(224)	7,388
Total revenue - Non-GAAP	$200,619	$198,852	$197,913	$190,892	$189,373	$183,050	$184,410	$171,604	$788,276	$728,437
Operating expenses - GAAP	$108,366	$109,661	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196	$424,198	$421,994
Merger and restructuring expenses	—	—	—	—	(2,567)	(21,203)	(465)	(4,167)	—	(28,402)
Impairment of income tax credits	(5,772)	(3,162)	(1,716)	(1,634)	(6,157)	(3,095)	—	—	(12,284)	(9,252)
Operating expense, core - Non-GAAP	102,594	106,499	102,845	99,976	91,298	95,241	97,772	100,029	411,914	384,340
Amortization of intangibles	(1,426)	(1,426)	(1,425)	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)	(5,716)	(6,089)
Operating expenses, efficiency ratio - Non-GAAP	$101,168	$105,073	$101,420	$98,537	$89,773	$93,715	$96,247	$98,516	$406,198	$378,251
Efficiency ratio - GAAP	55.4%	55.6%	53.5%	52.8%	56.1%	68.0%	54.7%	62.0%	54.3%	60.1%
Efficiency ratio - adjusted Non-GAAP	50.4%	52.8%	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%	51.5%	51.9%

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Tangible Book Value
Shareholders' equity	$2,836,260	$2,788,924	$2,750,999	$2,704,703	$2,668,749	$2,673,089	$2,639,442	$2,600,051
Goodwill, CDI and noncompete agreements, net of tax	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	$1,682,383	$1,633,841	$1,594,692	$1,547,198	$1,510,011	$1,519,513	$1,485,847	$1,445,136
Common shares outstanding	71,460	71,438	71,418	71,350	71,207	71,152	71,131	71,118
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$39.69	$39.04	$38.52	$37.91	$37.48	$37.57	$37.11	$36.56
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$23.54	$22.87	$22.33	$21.68	$21.21	$21.36	$20.89	$20.32
Tangible Shareholders' Equity to Tangible Assets
Total assets	$21,498,341	$20,905,489	$20,282,603	$19,757,510	$19,280,873	$19,354,308	$18,781,405	$17,636,973
Goodwill, CDI and noncompete agreements, net of tax	(1,153,877)	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	$20,344,464	$19,750,406	$19,126,296	$18,600,005	$18,122,135	$18,200,732	$17,627,810	$16,482,058
Shareholders' equity to total assets	13.2%	13.3%	13.6%	13.7%	13.8%	13.8%	14.1%	14.7%
Tangible shareholders' equity to tangible assets	8.3%	8.3%	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%